UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional materials
☐	Soliciting Material Pursuant To Rule 14a-11(c) or Rule 14a-12

ELECTRONIC GAME CARD, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ELECTRONIC GAME CARD, INC.
5405 Alton Parkway, Suite A-353, Irvine, CA 92604-3717 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, SEPTEMBER 15, 2009

To Our Stockholders:

The Annual Meeting of Shareholders of Electronic Game Card, Inc. (the "Company") will be held on Tuesday September 15, 2009 at 12:00 noon, Eastern Daylight Time("EDT"), at the offices of Grannus Financial Advisors, Inc., 1120 Avenue of the Americas, Suite 4000, New York, NY 10036 for the following purposes:

1.	To elect directors to hold office until the 2010 Annual Meeting or until their successors are elected and qualified;
2.	To ratify the selection of Mendoza Berger & Company, L.L.P. as independent auditors for the year ending December 31, 2009;
3.	To ratify the Company’s Amended and Restated 2009 Equity Compensation Plan (the “Plan”), which has been previously approved by the Company’s board of directors; and
4.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only Stockholders of record at the close of business on August 28, 2009 are entitled to notice of and to vote at the Annual Meeting. A list of Stockholders as of this date will be available during normal business hours for examination by any Stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to meeting at the offices of the Company.

All Stockholders are urged to attend the Annual Meeting in person or by proxy.  However, to ensure your representation at the meeting, you are urged to mark, sign, and date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.  Any Stockholder attending the Annual Meeting may vote in person even if such Stockholder has previously returned a proxy.  The proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting.

This notice and the accompanying proxy statement are being mailed to Stockholders on or about August 28, 2008.

By Order of the Board of Directors

/s/ Linden J. Boyne
Linden J. Boyne
Chief Financial Officer and Secretary

Irvine, CA USA

August 26, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON SEPTEMBER 15, 2009

        The proxy statement and a copy of the Company’s latest annual report are available in the “[Investor]” section of the Company’s website at www.ElectronicGameCard.com.

PROXY STATEMENT

ELECTRONIC GAME CARD, INC.

5405 Alton Parkway, Suite A-353, Irvine, CA 92604-3717 USA

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 15, 2009

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Electronic Game Card, Inc. (the "Company") for use in connection with the Annual Meeting of Stockholders to be held on Tuesday September 15, 2009, beginning at 12:00 noon, EDT, at the offices of Grannus Financial Advisors, Inc., 1120 Avenue of the Americas, Suite 4000, New York, NY 10036, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy materials are being mailed to Stockholders on or about August 28, 2009.

INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE

Only holders of record of voting stock at the close of business on August 28, 2009 (the "Record Date") are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, the Company had 60,843,297 outstanding shares of voting common stock, and 3,348,823 outstanding shares of voting Series A Redeemable Convertible Preferred stock.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

If your shares are registered directly in your name with our transfer agent, then you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you. Each share of common stock and each share of Series A Redeemable Convertible Preferred stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

If your shares are held in "street name" (that is, they are held in the name of a broker, bank or similar organization), you are considered the beneficial holder of such shares and these proxy materials are being forwarded to you by such organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct the stockholder of record on how to vote the shares in your account. If you do not give instructions to your record holder on how to vote, the record holder will be entitled to vote your shares in its discretion.  Please follow the voting instructions provided by the organization holding your shares to ensure your vote is counted. If you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from the stockholder of record Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, votes submitted by mail, telephone or Internet will be voted by the individuals named on the proxy card (or the individual properly authorized):

(i) FOR the election of each of the Company's nominees for director;
(ii)FOR the ratification of the selection of Mendoza Berger & Company, L.L.P. as independent auditors of the Company for the year ending December 31, 2009; and
(iii) FOR the ratification of the Amended and Restated 2009 Equity Compensation Plan. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of Stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board.

If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope. If your shares are registered in more than one name or in more than one account, you will receive more than one card.  Please complete and return all of the proxy or vote instruction cards you receive to ensure that all of your shares are voted.

Solicitation of proxies is being made by the Company through the mail, in person, and by telecommunications.  The cost of this solicitation will be borne by the Company.  Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, letter or facsimile.  The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

A representative of the Company's transfer agent, will count the vote and act as the inspector of election.  Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the third quarter of 2009.

OTHER MATTERS

In the event that any matter not described herein is properly presented for a Stockholder vote at the meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment.  At the time this proxy statement went to press, the Company knew of no other matters that might be presented for Stockholder action at the meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The required  quorum for the  transaction of business at the Annual Meeting is a majority of the votes  eligible to be cast by holders of shares of the Company's Series A Redeemable  Convertible  Preferred  Stock and holders of the  Company's common stock,  together which vote as a single class,  issued and outstanding on the Record  Date.  Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

Broker non-votes with respect to Proposals No. 2 and No. 3shall be treated the same as abstentions, and therefore shall have the effect of a vote against such proposals. Broker non-votes as to all other proposals will not be counted for purposes of determining the presence or absence of a quorum, will not be counted as votes for or against such proposals, and will not be included in calculating the number of votes necessary for approval of such proposals.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Any Stockholder who intends to present a proposal at the 2010 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at Electronic Game Card, Inc., 5405 Alton Parkway, Suite A-353, Irvine, CA 92604-3717 USA, not later than June 25, 2010 in order to be considered for inclusion in our proxy materials for that meeting.  If the date of the annual meeting for 2010 is moved by more than 30 days from the date of this year's Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the proxy statement for the 2010 annual meeting.

As a stockholder, you may recommend any person as a nominee for director of Electronic Game Card for consideration by the Governance Committee by submitting the name and supporting information in writing to the Governance Committee of the Board of Directors, c/o Secretary, 5405 Alton Parkway, Suite A-353, Irvine, CA 92604-3717 USA. The recommending stockholder must meet the eligibility requirements for submitting a stockholder proposal for inclusion in that proxy statement, a written recommendation must be received by the Company by June 25, 2010 and the written recommendation must contain the following:

o
The candidate's name, age, address, principal occupation or employment, the number of shares of common stock such candidate beneficially owns, a brief description of any direct or indirect relationships with the Company, and the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director;

o	A signed consent of the nominee to cooperate with reasonable background checks, requests for information and personal interviews and to serve as a director, if elected; and

o
A description of all relationships or arrangements between the recommending stockholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made, as well as a list of all other companies that the stockholder has recommended the candidate to for election as a director in that year.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following nominees currently serve on the Company's Board or have agreed to serve as a director if elected.  The Company believes that each of them will be available to serve if elected.

Based on the recommendation of the Governance Committee, the Board of Directors has nominated the following directors for election.  The names and ages of the nominees and their principal occupations or employment during the past several years are set forth below.

NOMINEES FOR ELECTION TO ONE-YEAR TERMS EXPIRING AT THE 2010 ANNUAL STOCKHOLDER MEETING:

NAME	AGE	POSITION

Lord Leonard Steinberg	72	Chairman of the Board and director
(1)(2) (3)
Kevin B. Donovan	47	Chief Executive Officer and director
(3)
Anna Houssels	42	Executive Vice President, International Sales
(2)(3)
Thomas E. Schiff	59	Chief Financial Officer, Secretary and director

Paul D. Farrell	47	Director
(1)
Lee J. Cole	48	Director
(1) (2)
Eugene Christiansen	63	Director
(3)

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominations committee

Lord Leonard Steinberg is our chairman of our board of directors, a position he has held since September 2008. Lord Steinberg founded Stanley Leisure in Belfast in 1958 with one licensed betting shop. Stanley Leisure plc became the largest casino operator and fourth largest retail bookmaker with 600 shops in the United Kingdom. In 2005, Stanley sold its retail bookmaking operations for 504m pounds sterling (approx $1billion)and returned 327 million pounds (approximately $650million)to Stockholders. In 2006, Stanley then sold its 45 casinos to Genting International for approximately $1.3 billion. In addition to his highly successful business career, Lord Steinberg was made a Conservative Life Peer in 2004 and is an active member of the House of Lords in the United Kingdom. He is a well known philanthropist and is a member of the Board of Directors of Medgenics, a U.S. incorporated biopharmaceutical company, L Sports Investments Ltd., Stanley Bet Holdings Ltd., and Stanley Bet Overseas Investments Ltd.

Kevin B. Donovan is our chief executive officer, and a member of board of directors, positions he has held since February 20009.  Mr. Donovan has over 25 years experience in corporate branding and licensing with prominent entities such as the 2002 Winter Olympics, professional sports properties and entertainment media companies.  Mr. Donovan co-founded Planetwide Games, Inc. in 2004, a digital media company that empowers consumers to interact with their favorite brands online.  At Planetwide, Mr. Donovan brought high profile brands into significant partnership deals, including Marvel Entertainment, Electronic Arts, National Geographic, NBC Universal Pictures, and Paramount Studios.  Mr. Donovan also founded U4oria Discovery, Inc., a brand image development company with clients such as Subway Restaurants, Pearle Vision Centers, Kinko’s, Iceland Spring Water, NASCAR superstars and former Massachusetts Governor, Mitt Romney.  Mr. Donovan was previously managing director and vice president of marketing for Fotoball USA, Inc., a premier sports and entertainment marketer and manufacturer that was acquired by K2 Inc., which owned brands such as Rawlings, Shakespeare, K2, Pflueger and Atlas.  Mr. Donovan also served as president and CEO of Smoothie King Franchises, a privately held company Nutritional Lifestyle Centers based in New Orleans.

For the 2002 XIX Winter Olympics, Mr. Donovan served as Director of Brand Image for the Salt Lake Organizing Committee.  He was responsible for development of the look and feel of the Olympic Games, including the sales development and presentations, sales activation, education, and development process of the Brand Image program. In addition, Mr. Donovan created the All-American SportPark, a 65 acre theme park on the strip in Las

Vegas with Major League Baseball, NASCAR, and Callaway Golf. Donovan also served as Senior Vice President of New Business Development for Saint Andrews Golf Corporation, the publicly traded parent company of All-American SportPark.

Lee J. Cole was formerly our interim chief executive officer, continues to provide consulting services to the Company under an agreement with Sterling FCS and is a member of our board of directors.  Mr. Cole was interim chief executive officer from February 2006 until February 2009 and has served as a director of our Company since December 2002. Since 1998, Mr. Cole has been a principal with Tech Capital Group, a technology consulting And investment firm that has investments in private and public information   and healthcare technology companies.  Mr. Cole has also been a consultant for Sterling FCS Limited since March 2003. Mr. Cole served as a director of Enhance   Biotech,   Inc.  from 2003  until January  2008.  He served as a director of Neuro Bioscience, Inc. from January 2002 until January 2008.  Mr. Cole served as a director of Auto Data Network, Inc. from 2001 until January 2008. He was a director of Stem Cell Ventures, Inc. from April 2004 to October 2007.  He has been a director of Advance Nanotech, Inc. since October 2004, and has been interim Acting Chief Executive Officer since April 28, 2008. He has been a director of Avantogen Oncology, Inc. since May 2006. In September 2004 Mr. Cole became Chairman of Gardant Pharmaceuticals, Inc., which ceased to be a public company when it was acquired by another company in December 2006.

Eugene Christiansen is a member of our board of directors, a position he has held since September 2008. Mr. Eugene Christiansen has been active as an executive and consultant to the commercial gambling and entertainment industries since 1976 through New York based Christiansen Capital Advisors where Mr. Christiansen has conducted numerous studies of the economics and regulation of casino gaming. Mr. Christiansen is the author of acclaimed articles dealing with casinos, horse racing, greyhound racing, jai alai, off-track betting, lotteries and related activities in trade, professional, and academic publications. Mr. Christiansen has also co-authored an influential academic study of gambling, The Business of Risk: Commercial Gambling in Mainstream America and is a member of the advisory boards of the National Council on Problem Gambling and the Institute for the Study of Gambling and Commercial Gaming at the University of Nevada, Reno.

Anna Houssels is our executive vice president and a member of our board of directors.  Ms. Houssels joined our board in September 2008]. She was subsequently engaged as our vice president of international sales in February 2009. Prior to joining our Company as vice president of international sales, Ms. Houssels was the general manager of international sales for Nakheel Corporation, a key entity of Dubai World and one of the largest real estate developers in the world.  Previously Ms. Houssels oversaw VIP sales for CityCenter in Las Vegas, a $9.2 Billion mixed use real estate project developed as a joint venture between MGM Mirage and Dubai World. She is a member of the Board of Directors of Susan Dunn Inc., a world-renowned Luxury Spa Wear and Accessories company based in San Diego and also serves as a director of LuxeGlobal, Inc., an international real estate company headquartered in Ranch Santa Fe, California.   Prior to joining  City Center Ms. Houssels   owned   and   operated Houssels Properties, a Las Vegas real estate firm specializing in selling exclusive residences to local and a large international networks.

Paul D. Farrell is a member of our board of directors, a position he has held since October 2008.  Mr. Farrell’s asset management experience spans 23 years, most recently as Managing Director, co-portfolio manager and chief operating officer of the Scout Fund Group of Pequot Capital Management. Mr. Farrell joined Pequot Capital Management, a multi-billion investment adviser, in 2001. For seven years Mr. Farrell was a key member of Pequot’s Scout Fund Group, most recently co-manager and chief operating officer of the fund. Concurrent with his portfolio responsibilities at Pequot Capital Management, Mr. Farrell was one of seven members on the executive committee overseeing firm-wide investment strategy, operations and recruiting, and served as interim chief investment officer of Pequot Emerging Managers Fund, as well as a member of several internal investment committees. Previously, Mr. Farrell spent 13 years with Goldman Sachs, first as co-founder and manager of the Emerging Growth Research Group and then with Goldman Sachs Asset Management as chief investment officer of the firm’s US Value Equities division and as co-manager of the Capital Growth Fund and senior manager of the Small Cap Value Fund. Earlier in his career, Mr. Farrell was a partner with WR Capital Partners, LLC, a hybrid public and private equity partnership; managing director of Plaza Investments, an investment subsidiary of Geico Corp.; and a research analyst for consumer and cyclical stocks at Fred Alger Management. Mr. Farrell is currently on the Board of privately-held, New York based Kleinfeld Bridal and not-for-profit Gary Klinsky Children’s Centers. Mr. Farrell served on several public and private company boards.  Mr. Farrell received his B.A., magna cum laude and M.A. in Economics from Yale University. Mr. Farrell is also a Certified Financial Analyst charter holder.

Thomas E. Schiff will serve as our chief financial officer, corporate secretary and a director, positions he will assume September 1, 2009 with the retirement of Linden J. Boyne who formerly held those positions.  Prior to joining our Company, from August 2008 to August 2009, Mr. Schiff was the principal of Thomas E. Schiff & Associates, a consulting firm providing financial and operations services to our Company, privately held firms and families.  From June 2005 to August 2008, Mr. Schiff served as executive vice president, chief financial officer and corporate secretary of Planetwide Games, Inc.  From August 2004 through June 2005, Mr. Schiff served as a consultant to the company formed by the merger of SAFLINK Corporation (Nasdaq Small Cap “SFLK”) and SSP Solutions, Inc.  Prior to August 2004, Mr. Schiff served as executive vice president, chief financial officer and assistant secretary of SSP Solutions, Inc., a publicly traded company (Nasdaq NM, “SSPX”) specializing in digital security and advanced encryption technologies for the government sector.  Mr. Schiff joined SSPX In August 2001 through the merger of BIZ Interactive Zone, Inc., a privately held company formed in June 2000, which focused on digital security for commercial markets.  Mr. Schiff was a director, the chief financial officer, secretary and held other officer positions at BIZ.  From December 1998 to June 2001, he was an executive vice president and chief financial officer for SW Gotcha Acquisition Ltd. and Gotcha International, L.P., which, through various domestic and foreign license agreements, generated licensing income from worldwide sales of over $100 million in various lifestyle products. From March 1996 to December 1998, Mr. Schiff was executive vice president and chief financial officer of Pacific Eyes & T’s (“PET’s”), a multi-state retailer of California casual apparel and accessories.  In the year prior to joining PET’s, Mr. Schiff was a consultant to Nissan Motor Corporation’s multi-billion dollar Re-Marketing Division and developed new internal processes that generated $25 million in annual cost reductions. From 1978 to 1994, Mr. Schiff held chief executive and senior management positions in the automotive retail industry, leading turnarounds, negotiating the purchase and sale of fifteen operating businesses, related real property agreements, multi-million dollar, multi-state credit facilities and several startups.  From 1974 to 1978, Mr. Schiff was a certified public accountant for the San Francisco office of Peat, Marwick, Mitchell (now KPMG), and managed such engagements as the worldwide audit of Wells Fargo & Co.  Mr. Schiff earned an M.B.A. from the Stanford Graduate School of Business and a B.A. in economics, also from Stanford University.

Term of Office and Family Relationships

There are no family relationships among our executive officers, directors and director nominees.  Each of our executive officers serves at the discretion of our board of directors.

Ms. Houssels was appointed to our board of directors and nominations and compensation committees September, 2008 and received in September 2008 an option to purchase up to 500,000 shares of common stock at an exercise price of $0.52 per share, which was to vest annually over a three-year period.  On February 1, 2009, under a services contract described more fully below Ms. Houssels was engaged as our executive vice president of international sales and received an option to purchase 1,500,000 shares of common stock at an exercise price of $0.355 per share.   The September 2008 option was cancelled and replaced by the February 1, 2009 option, which vests and become exercisable as to one third (33.3%) of the underlying shares upon anniversary dates of their respective dates of grant until vested in full. Those options also contained a vesting acceleration provision that is triggered by a disposition of all or substantially all of our assets or business or a disposition of more than 50% of our voting power.

Mr. Donovan was appointed to our board of directors on February 1, 2009. On February 1, 2009, under an employment contract described more fully below Mr. Donovan was engaged as our chief executive officer and received an option to purchase 1,500,000 shares of common stock at an exercise price of $[0.355] per share.   The options vest and become exercisable as to one third (33.3%) of the underlying shares upon anniversary dates of their respective dates of grant until vested in full. Those options also contained a vesting acceleration provision that is triggered by a disposition of all or substantially all of our assets or business or a disposition of more than 50% of our voting power.

Mr. Farrell was appointed to our board of directors and our audit committee in October, 2008 and received an option to purchase up to 500,000 shares of common stock at an exercise price of $0.52 per share.  The option vests annually over a three-year period and contains a vesting acceleration provision that is triggered by a disposition of all or substantially all of our assets or business or a disposition of more than 50% of our voting power.

REQUIRED VOTE

Directors are elected by a "plurality" of the shares voted.  This means that the nominee with the largest number of votes will be elected, up to the maximum number of directors to be chosen. Stockholders can either vote "FOR" the nominee or withhold authority to vote for the nominee.  Neither shares that are withheld ("abstentions") nor broker non-votes have any effect on the outcome of the election for directors.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE FOREGOING DIRECTOR NOMINEES.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF MENDOZA BERGER AND COMPANY, L.L.P.
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the Audit Committee, the Board of Directors has appointed Mendoza Berger and Company, L.L.P., an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2009. The Audit Committee is submitting its selection to the Stockholders for ratification.  Mendoza Berger & Company,  L.L.P. has served as the Company's auditor for the years ended December 31, 2007, and 2008, and has no financial   interest  of  any  kind  in  the  Company  except  the  professional relationship  between auditor and client. A representative of Mendoza Berger & Company, L.L.P.  may  attend  the  meeting,  will be  afforded  an opportunity  to make a  stateent  if he or she  desires  to do so,  and will be available to respond to appropriate questions by Stockholders if he or she attends.

The following table shows the fees billed or expected to be billed to the Company for the audit and other services provided by our accountants for 2008 and 2007:

	2008	2007
Audit Fees	$81,389	$71,736
Tax and Other Fees	$5,500	$—
Total	$86,889	$71,736

AUDIT FEES:  This category includes the audit of our consolidated financial statements and reviews of the financial statements included in our Quarterly Reports on Form 10-Q. This category also includes comments on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, SEC registration statements and comfort letters.

ALL OTHER FEES: None.

INDEPENDENCE ASSESSMENT BY AUDIT COMMITTEE

The Company's Audit Committee considered and determined that the provision of the services provided by Mendoza Berger and Company, L.L.P. as set forth herein is compatible with maintaining Mendoza Berger and Company, L.L.P.'s independence.

Our Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor. Unless a type of service to be provided by the independent  auditor has received general  pre-approval,  subject to certain dollar  limitations,   it  will  require  specific  pre-approval  by  the  Audit Committee.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.  Unless otherwise determined by the Audit Committee or otherwise required by applicable law, the Chairperson of the Audit Committee has the right to exercise the pre-approval authority of the Audit Committee.  The Audit Committee has determined that the professional services rendered by our accountants   are compatible with maintaining the principal of an accountant's independence. The Audit Committee gave prior approval to all audit and non-audit services rendered in 2008.

REQUIRED VOTE

Proposal No. 2 requires the affirmative vote of a majority of the votes cast on the proposal.  Stockholders may vote "for" or "against" the proposal or they may abstain from voting on the proposal.  Abstentions will have the effect of voting "against" the proposal, but broker non-votes will not have any effect on the outcome of this proposal. Stockholders are asked to ratify the action of the Board of Directors in making this appointment.  In the event the Stockholders do not approve this proposal, the Audit Committee will reconsider the appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2, THE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

RATIFICATION OF THE AMENDED AND RESTATED 2009 EQUITY COMPENSATION PLAN

Introduction

Subject to ratification and approval by our stockholders, our board of directors has unanimously approved a, Amended and Restated 2009 Equity Compensation Plan (“Proposed Plan”) through which our is proposed to be amended and restated in order to:

•	authorize 8,000,000 shares of common stock issuance;
•
provide our board of directors or the committee that administers the Proposed Plan flexibility with regard to post-employment exercises of plan grants (including grants to our executive officers or directors);

•	establish the classes of persons eligible to participate in the Proposed Plan; and
•	establish procedures and conditions that are necessary or desirable to ensure the Proposed Plan is in compliance with existing rules and regulations.

Our board of directors believes that the adoption of the Proposed Plan is in our best interest because it will strengthen our ability to attract and retain qualified employees and service providers and will furnish additional incentive to those persons who contribute to and are responsible for our success, enhancing stockholder value as a result.

The following is a general summary of the Proposed Plan, which is qualified in its entirety by reference to the full text of the Proposed Plan, attached to this proxy statement as Appendix A.

Shares Subject to the Existing Plan and the Proposed Plan

If our stockholders approve the Proposed Plan, the maximum number of shares that may be issued upon exercise of stock options that may be granted under the Proposed Plan will be 8,000,000 shares, which amount may be increased in the future to a number representing approximately 10% of the total shares outstanding computed on a fully diluted basis.  Any shares of our common stock that are subject to a grant but are not used because the terms and conditions of the grant are not met, or any shares used by participants to pay all or part of the purchase price of any grant may again be used for awards under the Proposed Plan. The number of shares issuable under the Plans and the exercise prices of grants under the Proposed Plan are subject to proportional adjustments to reflect stock splits, stock dividends, mergers, consolidations and similar events.

Eligibility For Participation

Grants under the Proposed Plan may be either incentive stock options, which are intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code (“Code”), or nonqualified stock options. Employees, including our officers and directors who are employees, may be granted incentive or nonqualified stock options. However, members of our board of directors who are not officers or employees, and consultants to our company may only be granted nonqualified stock options.

As of August 1, 2009, approximately 10 persons were eligible to participate in the Proposed Plan if stockholder approval of the Proposed Plan (“Plan Approval”) had been obtained as of that date.  As of August 1, 2009, grants for options to purchase 3,650,000 shares of common stock and grants for 250,000 shares of restricted stock were outstanding under the Proposed Plan, and 4,100,000 shares would have been available for issuance under the Proposed Plan if Plan Approval had been obtained.  As of August 1, 2009, the aggregate fair market value of shares of common stock subject to outstanding options under the Proposed Plan was approximately $[    ] based upon the closing sale price of our common stock ($X.XX) reported on The OTC Market on that date.

Administration

A committee of our board of directors is to administer the Proposed Plan. However, our board of directors may act as the committee at any time or from time to time. Subject to the terms of the Proposed Plan, the administrator determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such award.

Exercise and Transfer of Options

The committee determines whether each grant under the Proposed Plan is exercisable in whole or in consecutive installments, cumulative or otherwise, except that under the Proposed Plan, each grant is subject to reasonable conditions such as continued employment or providing services.

The exercise price of any incentive stock option granted under the Plans may not be less than the fair market value of the shares of common stock underlying such option, determined as of the date of the grant. If an eligible employee possesses at least 10% of the total combined voting power of all classes of our stock at the time of grant of an incentive stock option, the exercise price may not be less than 110% of the fair market value of the common stock underlying the option, determined as of the date of the grant.
The exercise price of nonqualified stock options granted under the Proposed Plan may not be less than the fair market value of the common stock underlying the option. The exercise price of an option may be paid in cash or, at the discretion of the committee, through the delivery of other shares of our common stock. The committee may provide for other methods of payment upon the exercise of an option.
The Proposed Plan provides that options granted under the Proposed Plan are nontransferable other than by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor, or by gift to immediate family.

Expiration of Options

No option granted under the Proposed Plan may be made exercisable after the expiration of ten years from the date the option is granted. In addition, any option granted to an eligible employee who possesses at least 10% of the total combined voting power of all classes of our stock at the time that an incentive stock option is granted, may not be made exercisable after the expiration of five years from the date of the grant. Subject to certain exceptions described in the Proposed Plan, options may terminate before their expiration as described below.
Before the expiration date of an option, the option is exercisable (to the extent vested) by an eligible employee or eligible director or consultant while that person continues to be employed by, or is performing services for, us or our subsidiaries. Except as described below, all options granted under the Proposed Plan to any eligible employee will terminate and may no longer be exercised if the employee optionee ceases to be an employee of our company. However, the committee may alter the termination date of an option if the employee optionee transfers to an affiliate of our company or, under the Proposed Plan, the committee may alter the termination date of an option under other appropriate circumstances determined by the committee in its sole discretion, consistent with applicable laws, rules and regulations.
Upon the termination of an eligible employee’s employment or the termination of an eligible director or consultant’s relationship with us or our subsidiaries (other than termination by death, by disability, or by involuntary dismissal for cause or voluntary resignation in violation of any agreement to remain in our employ), an option may be exercised (to the extent exercisable at the date of termination) within the earlier of three months after the termination of employment or relationship, or the expiration date of the option as provided in the option agreement.
If an eligible employee’s employment or eligible director or consultant’s relationship with us or our subsidiaries terminates by reason of disability, the option may be exercised (to the extent exercisable at the date of termination) until the earlier of (a) one year following the termination or (b) the expiration date of the option. Following the death of an eligible employee or eligible director or consultant, the option may be exercised (to the extent exercisable at the date of death) by the optionee’s estate until the earlier of (x) one year from the date of death or (b) the expiration date of the option.
If an eligible employee or eligible director or consultant is terminated for cause, or voluntarily resigns in violation of any agreement to remain in our employ, his or her option will terminate immediately. Options that are not exercisable by an eligible employee or eligible director or consultant at the time of termination of employment or termination of relationship with us or our subsidiaries will terminate as of the date of termination of employment or relationship.

Amendments

Our board may amend, suspend or terminate the Proposed Plan without notice and in its sole discretion. No amendment, suspension, or termination of the Proposed Plan by the board, however, shall materially impair any option previously granted under the Proposed Plan without the express written consent of the optionee. In addition, our stockholders must approve any amendment that materially increases the number of shares, increases the benefits, modifies the eligibility requirements or alters the method for determining the option exercise price.

Term of the Plans

Unless terminated earlier as provided in the Proposed Plan, the Proposed Plan will terminate on January 8, 2019, which is ten years from the date the Proposed Plan was adopted by the board.

Federal Income Tax Information

Incentive Stock Options
Upon the grant of an incentive stock option, the optionee will not recognize any taxable income and we will not be entitled to a tax deduction. Upon the exercise of an incentive stock option while the optionee is employed by us or a subsidiary of ours, or within three months after termination of employment, the optionee will not recognize taxable income if certain holding period requirements under the Code are met; however, under certain circumstances, the excess of the fair market value of the shares of common stock acquired upon an exercise over the exercise price may be subject to the alternative minimum tax.
If the shares of common stock acquired through the exercise of an incentive stock option are held for at least two years from the date of grant and at least one year from the date of exercise, the optionee’s gain or loss upon a disposition of those shares of common stock will be a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If the optionee satisfies these holding periods, upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If the shares are disposed of prior to the expiration of these holding periods, the optionee will recognize ordinary income on certain amounts in excess of the option price and we will be entitled to a corresponding tax deduction.
Nonqualified Stock Options
Upon the grant of a nonqualified stock option, the optionee will not recognize any taxable income. Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the difference between the fair market value of the shares of common stock acquired upon exercise, and the exercise price. At that time, we will be entitled to a corresponding tax deduction. Upon a subsequent disposition of shares of common stock acquired upon the exercise of a nonqualified option, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of those shares.
THE SUMMARY OF FEDERAL INCOME TAX INFORMATION SET FORTH ABOVE IS FOR GENERAL REFERENCE ONLY AND DOES NOT PURPORT TO COVER ALL FEDERAL INCOME TAX CONSEQUENCES THAT MAY APPLY TO ALL CATEGORIES OF OPTIONEES OR STOCKHOLDERS. ALL OF OUR OPTIONEES AND STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE OPTION GRANTS TO THEM.

Possible Anti-Takeover Effects

Although not intended as an anti-takeover measure by our board of directors, one of the possible effects of the Proposed Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of our directors and key employees. These persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of an attempt.

Plan Benefits

As stated above, the committee has the authority to determine the amounts, terms and grant dates of grants in the future to eligible employees or eligible directors or consultants under the Proposed Plan. To date, no such determinations have been made and, as a result, it is not possible to state such information.

Additional Information Regarding Options Granted Under the Proposed Plan

Set forth below is information regarding the number of options that we have granted to date (including options that have been forfeited), under the Proposed Plan to:

•	each of the named executive officers in the summary compensation table contained elsewhere in this proxy statement;

•	all of our current executive officers as a group;

•	all of our current directors who are not executive officers as a group;

•	each nominee for election as a director;

•	each associate of any executive officer, director or nominee for election as a director;

•	each other person who has received 5% or more of all options that have been granted under the Existing Plan; and

•	all employees (including all current officers who are not executive officers) as a group.

Name	Title	Number of Shares Granted Under Proposed Plan

Kevin B. Donovan	Chief Executive Officer	1,500,000

Anna Houssels	Executive Vice President, International Sales	1,500,000

Thomas E. Schiff	Chief Financial Officer and Assistant Secretary	900,000

All current executive officers, as a group		3,900,000

All current directors who are not executive officers, as a group		—

All employees including all current officers who are not executive officers), as a group		—

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of August 1, 2009.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	6,900,000	(1)	$0.60	4,100,000	(2)

Equity compensation plans not approved by security holders	1,371,300	(3)	$0.50	—

Total	8,271,300		$0.58	4,100,000

(1)	Represents shares of common stock underlying options and restricted stock grants that have been made under our Proposed Plan and our previous equity compensation plans.

(2)	Represents shares of common stock available for issuance under grants that may issued under our Proposed Plan.

(3)	Represents shares of common stock issuable for exercise of warrants issued with the placement of Series A redeemable Convertible Preferred stock.

REQUIRED VOTE

Proposal No. 3 requires the affirmative vote of a majority of the votes cast on the proposal.  Stockholders may vote "for" or "against" the proposal or they may abstain from voting on the proposal.  Abstentions will have the effect of voting "against" the proposal, but broker non-votes will not have any effect on the outcome of this proposal.  Stockholders are asked to ratify the action of the Board of Directors in making this appointment.  In the event the Stockholders do not approve this proposal, the Audit Committee will reconsider the appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3, THE RATIFICATION OF THE AMENDED AND RESTATED 2009 EQUITY COMPENSATION PLAN.

/S/ THE LORD LEONARD STEINBERG

/S/ LINDEN J. BOYNE
LINDEN J. BOYNE

AUGUST 19, 2009

CORPORATE GOVERNANCE

The Company's Board of Directors and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its Stockholders.  To that end, the Board of Directors and management periodically review and update, as appropriate,   the Company's corporate governance policies and practices.  In doing so, the Board and management review published guidelines and recommendations of   institutional stockholder organizations and current best practices of similarly situated public companies.

The Board and management also regularly  evaluate and, when appropriate, revise the Company's corporate governance policies and practices in accordance with the requirements  of the  Sarbanes-Oxley  Act of 2002  and  the  rules  and  listing standards issued by the Securities and Exchange Commission ("SEC").

All of our employees, officers and directors are subject to our Code of Business Conduct and Ethics Policy, which is available on the Company's website at www.electronicgamecard.com.   The ethics   policy meets the code of ethics requirements of the SEC.  If any material provisions of our Code of Business Conduct and Ethics Policy are waived for our Chief Executive Officer or senior financial officers, or if any substantive changes are made to our policy as they relate to any director or executive officer, we will disclose that fact on our website within five (5) business days. In addition, any other material amendment of our Code of Business Conduct and Ethics Policy will be so disclosed.  As part of  our  Code  of  Business   Conduct  and  Ethics   Policy,   we  have  made  a "whistleblower"  hotline  available to all employees for anonymous  reporting of financial or other concerns.  The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company's financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management.  In  addition,  the Audit  Committee  has  discussed  with the independent  auditors  the matters  required to be discussed  by  Statements  on Auditing Standards No. 90.

The Audit  Committee  has also received the written  disclosures  and the letter from the  independent  accountants  required  by  Independence  Standards  Board Standard  No.  1  "Independence  Discussions  with  Audit  Committees,"  and has discussed with Mendoza Berger & Company,  L.L.P.,  its  independence,  including whether their provision of other non-audit services to the Company is compatible with maintaining its independence.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for the respective audits.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and the overall quality of the Company's reporting.

Based upon the review and  discussions  referred to in the foregoing  paragraph, the  Audit  Committee  recommended  to the  Board  that  the  audited  financial statements  be included in the  Company's  Annual  Report on Form 10-K for the year  ended  December  31,  2008 for filing  with the  Securities  and  Exchange Commission. The Audit Committee and the Board also have recommended, subject to Stockholder approval, the selection of the Company's independent auditors.

No portion of this Audit Committee  Report shall be deemed to be incorporated by reference  into any filing  under the  Securities  Act of 1933,  as amended (the Securities   Act"),  or  the  Exchange  Act,  through  any  general   statement incorporating  by reference  in its  entirety the Proxy  Statement in which this report appears, except to the extent that the Company specifically  incorporates this report or a portion of it by reference.  In addition, this report shall not be deemed to be "filed" under either the Securities Act or the Exchange Act.

AUDIT COMMITTEE:

Lord Leonard Steinberg
Paul D. Farrell
Lee J. Cole
Linden J. Boyne

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders  who  wish to  communicate  with  the  Board  or with a  particular director may send a letter to the  Secretary of the Company at  Electronic  Game Card,  Inc., 5405 Alton Parkway, Suite A-353, Irvine, CA 92604-3717 USA. The mailing envelope should contain  a clear  notation  indicating  that  the  enclosed  letter  is a "Board Communication"  or  "Director  Communication."  All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors.  The Secretary will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked "Confidential" will be forwarded unopened.

BOARD MEETINGS AND COMMITTEES

With proposed expansion of the Company's Board in the fall of 2008, the Board has recruited one independent director "as defined in accordance with paragraph (a)(1) of Item. 407 Corporate Governance "who will be appointed as a member of the Audit Committee and the Nominations Committee. The Board reviews at least annually the Company's business initiatives, capital projects and budget matters. Each current director attended at least 75% of the meetings of the Board of Directors and Board committees on which such director served during 2008. The Board has three standing committees - an Audit Committee, a Compensation Committee, and Governance Committee. Current committee members are listed below. New committee members will be appointed at the Board meeting immediately following the upcoming Annual Meeting of Stockholders. Each committee has a charter which is available on the Company's website at www.electronicgamecard.com. In the ordinary course all the Directors are expected to attend the annual meeting of security holders of the company.

The directors of Electronic Game Card, Inc., their ages and committee memberships as of August 1 2009:

	COMMITTEE MEMBERSHIP
		DIRECTOR		COMPEN-
NAME	AGE	SINCE	AUDIT	SATION	NOMINATIONS

Lord Leonard Steinberg	72	2008	Chair	Chair	Chair
Lee J. Cole	48	2003	X	X	-
Linden J. Boyne*	66	2003	X	-	-
Eugene Christiansen	63	2008	-	-	X
Anna Houssels	41	2008	-	X	X
Paul D. Farrell	47	2008	X	-	-

*Not standing for re-election

AUDIT COMMITTEE: The functions of the Audit Committee are to recommend selection of independent  public accountants to the Board, to review the scope and results of the year-end audit with  management and the independent  auditors,  to review the  Company's  accounting  principles  and its  system of  internal  accounting controls and to review the Company's annual and quarterly  reports before filing with the Securities and Exchange  Commission.  The Audit Committee also reviews and approves all related-party transactions. The Board has determined that all members of the Audit Committee are financially literate, as that term is defined by NASDAQ and by applicable SEC rules. The Audit Committee met four times during 2008 and all members of the Audit Committee attended those meetings.

EXECUTIVE COMPENSATION COMMITTEE:  The Executive Compensation Committee reviews and approves  salaries,  bonuses and other  benefits  payable to the  executive officers and administers the 2005 Equity Compensation Scheme as amended from   time to time, 2008 Equity Compensation Plan as amended from time to time, and the  Amended and Restated 2009 Equity Compensation Plan, which is subject to   stockholder approval in this proxy statement.  Three directors are members of the Executive Compensation Committee.  The Executive Compensation Committee met once in 2008.

NOMINATION COMMITTEE: The Nomination Committee is responsible for proposing a slate of directors for election by the Stockholders at each annual meeting and for proposing candidates  to fill  any  vacancies.  The Governance Committee manages the process for evaluating  current  Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the  Board,  the  results  of the  evaluations,  and the  wishes of the Board members to be  re-nominated,  the Governance  Committee  recommends to the Board whether those individuals should be re-nominated.

Candidates for independent Board members have typically been found through recommendations from directors or others associated with the Company. Stockholders may also recommend candidates by sending the candidate's name and resume to the Governance Committee under the provisions set forth above for communication with the Board. The deadline to submit recommendations for nominees for election to the Board at the Company's 2010 Annual Meeting of Stockholders is June 25, 2009. If the date of the annual meeting for 2010 is moved by more than 30 days from the date of this year's Annual Meeting, then the deadline for receiving recommendations for nominees shall be a reasonable time before the Company begins to print and mail the proxy statement for the 2009 annual meeting.

The Nomination Committee has no predefined minimum criteria for selecting Board nominees, irrespective of the source of the recommendation of the nominee to the Nomination Committee, although it believes that all independent directors should share qualities such as independence; experience at the corporate, rather than divisional level, relevant non-competitive experience; and strong communication and analytical skills. In any given search,the Nomination or Governance Committee may also define particular  characteristics  for candidates to balance the overall skills and  characteristics  of the  Board  and the  perceived  needs  of the  Company.

However, during any search the Nomination and the Governance Committee reserves the right to modify its stated search criteria for exceptional candidates. Paul D. Farrell was selected by Governance Committee to join the board as a non-executive, independent director to better serve the interests of all shareholders and is standing for re-election.

GOVERNANCE COMMITTEE :

The Governance Committee currently consists of the whole Board.

The Governance  Committee meets at least on an annual basis and will review with the Board  whether it  believes  the Board  would  benefit  from  adding any new member(s),  and if so, the appropriate skills and  characteristics  required for the  new  member(s).  If  the  Board  determines  that  a new  member  would  be beneficial,  the Governance Committee solicits and receives  recommendations for candidates  and manages the process for  evaluating  candidates.  All potential candidates, regardless of their source, are reviewed under the same process. The Governance Committee (or its chairman) screens the available information about the potential candidates.  Based  on the  results  of the  initial  screening, interviews  with viable  candidates  are  scheduled  with  Governance  Committee members,  other  members of the Board and senior  members  of  management.  Upon completion of these interviews and other due diligence, the Governance Committee may recommend to the Board the election or nomination of a candidate.

NON-EMPLOYEE DIRECTOR COMPENSATION

Members of the Board of Directors who are not employees of the Company receive a retainer of $12,500 per quarter.  Pursuant  to  the  Company's  2008  Equity Compensation  Plan,  newly  appointed  Independent  Directors  received share options as well. The Company maintains a written compensation policy for its non-employee directors. The Company does not provide additional compensation for service on any of its Board committees.

The following table provides information on compensation awarded or paid to the non-employee directors of the Company for the fiscal year ended  December  31, 2008.

	FEES EARNED OR PAID	OPTION AWARDS
NAME	IN CASH ($)(1)	(2)(4)		TOTAL ($)

E Christiansen	$16,666.66	500,000	(3)	$16,666.66
A Houssels (5)	$16,666.66	500,000	(3)	$16,666.66
P D. Farrell	$12,500.00	500,000	(3)	$12,500.00

(1)	The annual retainer is paid quarterly.
(2)	Share options
(3)	Option exercise price of $0.52 per share
(4)	Amounts shown in this table pertain only to the period prior to December 31, 2008.
(5)
Under an agreement entered into as of February 1, 2009, Ms. Houssels became sales director of the Company and the above option was cancelled and replaced by a new grant for the purchase of 1,500,000 shares of common stock exercise price of $0.355 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's Audit Committee reviews, approves, or ratifies any related party transaction of a character or magnitude that would be required to be reported pursuant to applicable rules and regulations and of which it has been made aware. The Company's directors, executive officers and other identified persons are required to bring such transactions to the attention of the Audit Committee to seek advance approval by the Audit Committee. This policy is set forth in the Company's Corporate Governance handbook. The Audit Committee was not required to review any such transaction during the Company's last fiscal year. Employee directors do not receive compensation for serving as directors or for attending Board of Directors, committee or stockholder meetings.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The executive officers of Electronic Game Card, Inc., and their ages, as of August 1, 2009 are as follows:

NAME	AGE	PRINCIPAL OCCUPATION

Lord Steinberg	72	Executive Chairman

Kevin B. Donovan	47	Chief Executive Officer

Lee J. Cole	48	Executive Director

Anna Houssels	42	Executive Vice President, International Sales

Linden J. Boyne*	66	Chief Financial Officer and Secretary

* Retiring as of September 4, 2009

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of annual and long-term compensation awarded to, earned by, or paid for the fiscal year ended December 31, 2008 to the Executive Chairman, Chief Executive Officer and Chief Financial Officer of Electronic Game Card, Inc. and each of the next three most highly compensated executive officers (as defined in Rule 3b-7 under the Exchange Act) of Electronic Game Card, Inc. serving at the end of the year (the "NEOs"):

Name and Principal Position	Salary	Bonus	Other Annual Compensation	Long-Term Compensation Awards	All Other Compensation
Securities Underlying Options

Lord Steinberg
Executive Chairman
2008	$62,500	-	-	2,000,000	-
2007	-	-	-	-	-

Lee J. Cole
Former CEO & Director
2008	-	-	-	-	-
2007	-	-	-	-	-

Linden J. Boyne
CFO & Secretary(3)
2008	-	-	-	-	-
2007	-	-	-	-	-

(1)
Per SEC rules, the salary column represents the amount of actual gross wages paid in 2007 and 2008 to the Executive Officer. See below for a description of the management services contract with Sterling FCS Ltd.

(2)	The Company did not pay any cash bonuses.

(3)	Linden J. Boyne is retiring as September 4, 2009.

AMENDED AND RESTATED 2009 EQUITY COMPENSATION PLAN INFORMATION

The Company presently has a single plan for the granting of equity incentives to directors, employees and consultants - first approved by the board in 2009 and subject to approval by the shareholders at this Annual Meeting. The Amended and Restated 2009 Equity Compensation Plan (the "Plan"). Provides for 8,000,000 shares, which amount may be increased in the future to a number representing approximately 10% of the total shares outstanding computed on a fully diluted basis. The Plan is intended to be a broad-based, long-term retention program that is intended to attract and retain talented employees, non-employee directors and certain advisors who perform services for the Company or its subsidiaries. The purpose of the Plan is to promote the success, and enhance the value of the Company by aligning the interests of Plan participants with those of the Company's Stockholders.

The Company has issued grants for a combination of stock options and restricted stock totaling 3,900,000 shares of its common stock under the Plan. The Board delegated administration of the Plan to the Executive Compensation Committee. The Executive Compensation Committee will be responsible or approving all grants made under the Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Mr. Cole and Mr. Boyne provide their services through a management company, Sterling FCS Limited. Neither Mr. Cole nor Mr. Boyne are officers, directors or beneficial owners of, or exercise managerial control with respect to, Sterling FCS Ltd. The Company has employed Sterling since 2003. The current contract runs until March 2, 2010, which contract provides for an annual renewal unless terminated by either party with six months notice. Mr.Cole and Mr. Boyne were separately remunerated by Sterling FCS Ltd, who employs both Mr. Cole and Mr. Boyne. Sterling FCS Ltd. invoiced $200,000 and $200,000 for their joint services in 2007 and 2008, respectively. Additionally, Sterling FCS Ltd. received 4,000,000 stock options in January 2007, all of which have been exercised by Sterling FCS Ltd.

Lord Leonard Steinberg

On September 1, 2008, we executed a two-year employment agreement with Lord Leonard Steinberg. The agreement provides for a base salary of $250,000 per year for the first twelve-month period, with annual increases at the discretion of our Compensation Committee. Lord Steinberg is entitled to receive the same benefits enjoyed by other senior executives of the Company from time to time.

We are obligated to make payments to Lord Steinberg upon termination of employment, depending on the circumstances surrounding the termination. If the agreement is terminated by Lord Steinberg without good reason or by us for cause, or by Lord Steinberg in breach of the agreement, Lord Steinberg will have the right to exercise all vested stock options, receive his base salary and accrued vacation through the date of termination.

If the agreement is terminated by Lord Steinberg for good reason, as defined in the agreement, or if we terminate the agreement other than for cause, or due to Lord Steinberg’s incapacity, death or retirement, he will be entitled to receive his base salary through the date on which the termination occurred, plus credit for any unused vacation and severance payments at his then-current salary for thirty days from the date of termination. He will also be entitled to continued vesting of stock options and restricted stock for thirty days.

If the agreement is terminated due to his death or incapacity the agreement is immediately terminated.

On September 1, 2008, we issued to Lord Steinberg a ten-year option to purchase up to 2,000,000 shares of common stock at an exercise price of $0.52 per share. The option vests and become exercisable as to one-third (33.3%) of the shares of common stock upon successive anniversary dates of the grant until vested in full.

The agreement contains non-compete, confidentiality and non-disclosure clauses designed to protect our intellectual property. The agreement also contains a provision designed to preclude Lord Steinberg from claiming rights to any products or technologies he develops while in our employ or for a one-year period following his termination.

Kevin B. Donovan

On February 1, 2009, we executed a three-year employment agreement with Mr. Donovan. The agreement provides for a base salary of $2600,000 per year for the first twelve-month period, with annual increases at the discretion of our Compensation Committee. Mr. Donovan may receive bonuses based upon our annual revenue and earnings achievement. We will fund the costs of medical benefit plans for Mr. Donovan and his dependents.

We are obligated to make payments to Mr. Donovan upon termination of employment, depending on the circumstances surrounding the termination. If the agreement is terminated by Mr. Donovan without good reason or by us for cause, or by Mr. Donovan in breach of the agreement, Mr. Donovan will have the right to exercise all vested stock options, receive his base salary and accrued vacation through the date of termination.

If the agreement is terminated by Mr. Donovan for good reason, as defined in the agreement, or if we terminate the agreement other than for cause, or due to Mr. Donovan’s incapacity, death or retirement, he will be entitled to receive his base salary through the date on which the termination occurred, plus credit for any unused vacation and severance payments at his then-current salary for twelve (12) months from the date of termination. He will also be entitled to payment of bonuses for the fiscal year in which the termination occurs (should any bonus plan be in place), continued vesting of stock options and restricted stock, and we will be required to maintain at our expense for his continued benefit all medical benefits plans to which he was entitled immediately prior to the date of termination (or, at Mr. Donovan’s election, immediately prior to the date of a change in control), for twelve months.

If the agreement is terminated due to his death or incapacity, his estate or legal representative will be entitled to receive benefits that are earned and vested through the date of termination, a prorated incentive bonus for the fiscal year in which the termination occurs, and base salary payments for three months following the date of termination (less any payments he receives as a result of any disability insurance we maintain for his benefit).

In addition, the agreement contains indemnification provisions under which we agreed to indemnify Mr. Donovan if he is a party to or threatened to be made a party to, or is otherwise involved in any proceeding (other than a proceeding brought by us against him) by reason of the fact that he is or was an officer and/or director of our company or is or was serving at the request of employer as a director, officer, employee or agent of another enterprise, to the fullest extent permitted by California law.

On February 1, 2009, we issued to Mr. Donovan a ten-year option to purchase up to 1,500,000 shares of common stock at an exercise price of $0.355 per share. The option vests and become exercisable as to one-third (33.3%) of the shares of common stock upon successive anniversary dates of the grant until vested in full.

The agreement contains non-compete, confidentiality and non-disclosure clauses designed to protect our intellectual property. The agreement also contains a provision designed to preclude Mr. Donovan from claiming rights to any products or technologies he develops while in our employ or for a one-year period following his termination.

Anna Houssels

On February 1, 2009, we executed a three-year agreement with Ms. Houssels. The agreement provides for a base salary of up $375,000 per year for the first twelve-month period, with annual increases in the discretion of our Compensation Committee, plus a bonus of $0.10 per game card sold (for sales attributable to Ms. Houssels) in excess of 1,500,000 units during the period February 1, 2009 to January 31, 2010, and for each succeeding twelve-month period thereafter. We will fund the costs of medical benefit plans for Ms. Houssels and her dependents.

We are obligated to make payments to Ms. Houssels upon termination of employment, depending on the circumstances surrounding the termination. If the agreement is terminated by Ms. Houssels without good reason or by us for cause, or by Ms. Houssels in breach of the agreement, Ms. Houssels will have the right to exercise all vested stock options, receive her base salary and accrued vacation through the date of termination.

If the agreement is terminated by Ms. Houssels for good reason, as defined in the agreement, or if we terminate the agreement other than for cause, or due to Ms. Houssels’ incapacity, death or retirement, she will be entitled to receive her base salary through the date on which the termination occurred, plus credit for any unused vacation and severance payments at her then-current salary for twelve (12) months from the date of termination. She will also be entitled to payment of bonuses for the fiscal year in which the termination occurs (should any bonus plan be in place), continued vesting of stock options and restricted stock, and we will be required to maintain at our expense for her continued benefit all medical benefits plans to which she was entitled immediately prior to the date of termination (or, at Ms. Houssels’ election, immediately prior to the date of a change in control), for twelve months.

If the agreement is terminated due to her death or incapacity, her estate or legal representative will be entitled to receive benefits that are earned and vested through the date of termination, a prorated incentive bonus for the fiscal year in which the termination occurs, and base salary payments for three months following the date of termination (less any payments she receives as a result of any disability insurance we maintain for her benefit).

In addition, the agreement contains indemnification provisions under which we agreed to indemnify Ms. Houssels if she is a party to or threatened to be made a party to, or is otherwise involved in any proceeding (other than a proceeding brought by us against him) by reason of the fact that she is or was an officer and/or director of our company or is or was serving at the request of employer as a director, officer, employee or agent of another enterprise, to the fullest extent permitted by California law.

On February 1, 2009, we issued to Ms. Houssels a ten-year option to purchase up to 1,500,000 shares of common stock at an exercise price of $0.355] per share. The option vests and become exercisable as to one-third of the shares of common stock upon successive anniversary dates of the grant until vested in full.

The agreement contains non-compete, confidentiality and non-disclosure clauses designed to protect our intellectual property. The agreement also contains a provision designed to preclude Ms. Houssels from claiming rights to any products or technologies she develops while in our employ or for a one-year period following her termination.

Thomas E. Schiff

On July 23, 2009, we engaged Mr. Schiff as a part-time consultant, working one day per week. August 7, 2009, we executed a three-year employment agreement with Mr. Schiff that will become effective on September 1, 2009.

The agreement provides for a base salary of up to $180,000 per year for the first twelve-month period depending on the amount of time we require Mr. Schiff to devote to the Company’s business matters, with annual increases at the discretion of our Compensation Committee. Mr. Schiff may receive bonuses based upon our annual revenue and earnings achievement. We will fund the costs of medical benefit plans for Mr. Schiff and his dependents.

We are obligated to make payments to Mr. Schiff upon termination of employment, depending on the circumstances surrounding the termination. If the agreement is terminated by Mr. Schiff without good reason or by us for cause, or by Mr. Schiff in breach of the agreement, Mr. Schiff will have the right to exercise all vested stock options and retain vested restricted stock, and receive his base salary and accrued vacation through the date of termination.

If the agreement is terminated by Mr. Schiff for good reason, as defined in the agreement, or if we terminate the agreement other than for cause, or due to Mr. Schiff’s incapacity, death or retirement, he will be entitled to receive his base salary through the date on which the termination occurred, plus credit for any unused vacation, and severance payments at his then-current salary for six (6) months from the date of termination. He will also be entitled to payment of bonuses for the fiscal year in which the termination occurs (should any bonus plan be in place), continued vesting of stock options and restricted stock, and we will be required to maintain at our expense for his continued benefit all medical benefits plans to which he was entitled immediately prior to the date of termination (or, at Mr. Schiff’s election, immediately prior to the date of a change in control), for six (6) months.

If the agreement is terminated due to his death or incapacity, his estate or legal representative will be entitled to receive benefits that are earned and vested through the date of termination, a prorated incentive bonus for the fiscal year in which the termination occurs, and base salary payments for three months following the date of termination (less any payments he receives as a result of any life or disability insurance we maintain for his benefit).

In addition, the agreement contains indemnification provisions under which we agreed to indemnify Mr. Schiff if he is a party to or threatened to be made a party to, or is otherwise involved in any proceeding (other than a proceeding brought by us against him) by reason of the fact that he is or was an officer and/or director of our company or is or was serving at the request of employer as a director, officer, employee or agent of another enterprise, to the fullest extent permitted by California law.

On August 7, 2009, we issued to Mr. Schiff a ten-year option to purchase up to 650,000 shares of common stock at an exercise price of $1.68 per share and to issue Mr. Schiff up to 250,000 shares of restricted common stock. The option vests and become exercisable as to one-third of the shares of common stock upon successive anniversary dates of the grant until vested in full. The restricted common stock vests as to one-third of the total number of shares of restricted common stock upon successive anniversary dates of the grant until vested in full.

The agreement contains non-compete, confidentiality and non-disclosure clauses designed to protect our intellectual property for a one-year period following his termination. The agreement also contains a provision designed to preclude Mr. Schiff from claiming rights to any products or technologies he develops while in our employ.

COMPENSATION DISCUSSION AND ANALYSIS

Electronic Game Card's compensation programs for the named executive officers (the "NEOs") (as defined in the regulations under the federal securities laws) listed in the Summary Compensation Table appearing in this Proxy Statement and the Company's other executives are designed to aid in the attraction, retention and motivation of these employees. The programs are administered by the Executive Compensation Committee of the Board of Directors (the "Committee"). The Committee operates under a charter adopted by the Board of Directors that provides the authority to interpret the Company's compensation, equity and other benefit plans and establish the rules for their implementation and administration. Through these compensation programs, the Company seeks to foster a performance-oriented culture by linking a significant portion of each NEOs' compensation to the achievement of performance targets that are important to the success of the Company and its Stockholders. This discussion and analysis describes Electronic Game Card, Inc.'s current compensation programs and policies, which are subject to change.

OVERVIEW OF COMPENSATION PROGRAMS

The Company's executive compensation strategy is comprised of three elements: base salary, equity-based compensation and benefits and perquisites.

Base salary and equity-based compensation are used to attract executives and reward them for performance. Equity-based compensation is designed to (i) align the interests of the NEOs and other executives with stockholders in the creation of long-term value, (ii) retain employees through the use of vesting schedules, and (iii) foster a culture of stock ownership. In September and October of 2008, the Company awarded a total of 3,500,000 share options pursuant to the then existing 2008 Equity Compensation Plan, which plan will be superseded by the Company’s proposed 2009 Equity Compensation Plan upon receiving stockholder approval of the Proposed Plan.

OBJECTIVES OF THE COMPENSATION POLICY

The primary objectives of the Company's executive compensation programs are to attract, retain and motivate executives critical to the Company's long-term growth and success and the creation of Stockholder value by appropriately rewarding such individuals for their achievements. To this end, the Company has adopted the following guiding principles:

a.
PERFORMANCE-BASED: Compensation levels should be determined based on Company and individual results compared to quantitative and qualitative performance goals and objectives set at the beginning of the year. The Compensation Committee reviews and approves quarterly performance metrics as part of the quarterly performance award.

b.
STOCKHOLDER-ALIGNED: Equity-based compensation should represent a significant portion of compensation to more closely align the interests of the NEOs and other executives with those of the Stockholders.

c.
FAIR AND COMPETITIVE: Compensation levels should be perceived as fair, internally and externally, and competitive with overall compensation levels at other companies in our industry, including larger companies from which we may want to recruit.

ELEMENTS OF COMPENSATION

The Company seeks to achieve these objectives through three key compensation elements:

o	Base Salary,

o	Equity-based Compensation, and

o	Benefits and Perquisites.

The Company considers each of these elements when setting total compensation levels, but does not use a pre-determined formula in which each element constitutes a specific percentage of overall compensation.

In making compensation decisions, we consider the compensation practices of and the competitive market for executives at companies with which we compete for talent. To this end, the Company utilizes a number of  resources that, during 2007, included: Executive compensation information compiled from the proxy statements of other companies and executive compensation information compiled from a peer group of companies. The peer group currently consists of the following companies:

References to "market data" herein refer to information from independent sources. The Company uses market data in establishing total compensation objectives and ensuring that compensation for the NEOs and other executives is within the broad range of comparative pay of the peer group companies. The Company does not target a specific position in the range of comparative data for each individual or for each component of compensation. For 2008, total compensation of the Company's NEOs and other executives is believed to be generally within the market as described above, although individuals may be compensated above or below this level based on competitive factors, the Company's financial and operating performance and consideration of individual performance and experience.

BASE SALARY

The Company pays base salaries in order to attract executives and reward them for performance. Base salaries are determined in accordance with the responsibilities of each NEO, market data for the position and the NEO's individual performance and experience. The Company considers each of these factors but does not assign a specific value to each factor. Base salaries for NEOs and other executives are typically set during the first half of the year in conjunction with the Company's annual performance review process.

EQUITY-BASED COMPENSATION

The Company grants equity-based awards, such as stock options and stock grants, to the NEOs and certain other key employees to create a clear and strong alignment between compensation and Stockholder return and to enable the NEOs and other employees to develop and maintain a stock ownership position in the Company that will vest over time and act as an incentive for the employee to remain with the Company.

An accounting pronouncement adopted by the Financial Accounting Standards Board and effective for the Company beginning on January 1, 2006 ("FAS 123(R)"), requires us to measure the value of equity awards based on the fair value of the award on the grant date. That cost is recognized in our statements of operations over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period. FAS 123(R) applies to all equity-based compensation awarded on or after January 1, 2006, and to existing stock options that vest after January 1, 2006.

In 2006, the Committee approved grants of stock options to executive officers. Stock options are granted at an exercise price equal to fair market value on the date of grant, have a term of ten years from the date of grant and, subject to the recipient's continued employment, become exercisable over a three year period.  Because stock options have value to the holder only if the Company's stock price appreciates, the Committee believes that executives holding such options are properly focused on enhancing Stockholder value over time.

The Company intends to use a combination of stock option grants and stock awards as elements of a cost effective long term incentive compensation strategy.  In addition, stock awards are an effective means for encouraging and creating stock ownership among the Company's executives and key employees.

The number of stock options or shares of stock granted to each individual is based on several factors including, but not limited to, the Company's guidelines  for awards based on competitive market data, the individual's level of responsibility,  past  performance  and ability to affect future Company performance, recent noteworthy achievements and the cost for such awards. Typically, the Committee has granted equity awards at its scheduled meetings that, in the case of the quarterly grant of stock awards, is generally held during the one month period following the end of each quarter. The Committee approves a schedule setting forth each award on an individual-by-individual basis. The date of the Committee approval is fixed as the grant date on which the fair market value of the award is based. The Committee has not granted, nor does it intend to grant, equity compensation to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company's stock. Furthermore, the Committee has not timed, nor does it intend to time, the release of material nonpublic information based on equity award grant dates.

BENEFITS AND PERQUISITES

The Company provides a limited number of benefits and perquisites to its executive officers that it believes are required to remain competitive with the goal of promoting enhanced employee productivity and loyalty to the Company. The Committee periodically reviews the levels of benefits and perquisites provided to executive officers.  The NEOs participate in the Company's Health Insurance plan, which pays the cost for health coverage for each employee and the employee's family.

The Company does not maintain other perquisite programs, such as post-retirement health and welfare benefits, defined or supplemental pension benefits or deferred compensation arrangements.

FINANCIAL AND TAX CONSIDERATIONS

In 2007, in connection with the implementation of FAS 123(R), the Company revised is long-term incentive strategy, which previously was based principally on stock grants.  The Company created a long-term incentive strategy based on restricted stock and stock options for executives at certain levels, including the Company's CEO and the other NEOs.  The financial impact of equity-based compensation, under FAS 123(R), including restricted stock and stock options, is fixed at the time of award.  Under the Company's revised  strategy,  the CEO and the other NEOs  receive  restricted  stock (that  reinforces  a stock  ownership culture and provides continued retention  incentive,  even in a down market) and stock options (that have value only if there is stock price appreciation).

In designing our compensation programs, the Company takes into account the financial impact and tax effects that each element will or may have on the Company and the executives. Section 162(m) of the Code limits the Company's tax deduction to $1,000,000 per year for compensation paid to each of the Named Executive Officers, unless certain requirements are met. The Committee's present intention is to structure executive compensation so that it will be predominantly deductible, while maintaining flexibility to take actions it deems to be in the best interest of the Company and its Stockholders, even if these actions may result in the Company paying certain items of compensation that may not be fully deductible.

CONCLUSION

Attracting and retaining talented and motivated management and employees is essential to creating long-term Stockholder value. Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of the executive officers and other key employees with those of Stockholders. We believe that the Company's 2008 compensation program met these objectives.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2008. Based on the review and the  discussions,  the Committee  recommended to the Board of Directors (and the Board approved),  that the  Compensation  Discussion  and Analysis be included in the  Company's  Proxy Statement for its 2008 Annual Meeting of Stockholders.

This report is submitted by the Committee.

/S/ LORD STEINBERG
LORD STEINBERG, CHAIRMAN

/S/ LEE J. COLE
LEE J. COLE

/S/ ANNA HOUSSELS
ANNA HOUSSELS

JULY 11, 2009

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's common stock as of August 1, 2009 by:

i.	each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's common stock,

ii.	each director,

iii.	each of the Company's nominees in this Proxy Statement for election as a director of the Company,

iv.	each Named Executive Officers (NEOs), and

v.	all directors and executive officers as a group.

Except as  otherwise  indicated  in the  footnotes  to the  table,  the  Company believes that each of the persons or entities named in the table  exercises sole voting and  investment  power over the shares of common  stock that each of them beneficially owns, subject to community property laws where applicable.

Name and Address of Owner	Shares of Common Stock Beneficially Owned	Percentage of Total Shares

Lord Steinberg (1)	10,622,867	16.05%
5405 Alton Parkway Suite A-353
Irvine, CA 92604-3717

Lee Cole	-	*
5405 Alton Parkway Suite A-353
Irvine, CA 92604-3717

Kevin B. Donovan	30,265	*
5405 Alton Parkway Suite A-353
Irvine, CA 92604-3717

Anna Houssels	29,137	*
5405 Alton Parkway Suite A-353
Irvine, CA 92604-3717

Eugene Christiansen	166,667	*
5405 Alton Parkway Suite A-353
Irvine, CA 92604-3717

Linden Boyne	-	*
5405 Alton Parkway Suite A-353
Irvine, CA 92604-3717

Paul D. Farrell	366,667	*
5405 Alton Parkway Suite A-353
Irvine, CA 92604-3717

Thomas E. Schiff	-	*
5405 Alton Parkway Suite A-353
Irvine, CA 92604-3717

Manatuck Hill Partners	8,262,697	12.48%
1465 Post Road E.
Westport, CT 06880

Ingells & Snyder	4,117,225	6.22%
61 Broadway
New York, NY 10006

All officers & Directors, as a group	11,215,603	16.94%

* Less than one percent.

A person is deemed to be the beneficial owner of securities owned or that can be acquired by such person within 60 days of the measurement date upon the exercise of stock options.  Each person's percentage ownership is determined by assuming that stock options beneficially owned by such person (but not those owned by any other person) have been exercised.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and officers and its significant Stockholders (defined by statute as Stockholders beneficially owning more than ten percent (10%) of the common stock) are required to file with the Securities and Exchange Commission reports of ownership, and changes in ownership, of common stock. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. SEC regulations require us to identify in this proxy statement anyone who filed a required report late or failed to file a required report. Based solely on a review of the reports received by it, the Company believes that during 2008 all reports were filed in a timely manner.

FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO ELECTRONIC GAME CARD, INC., INVESTOR RELATIONS, 5405 Alton Parkway, Suite A-353, Irvine, CA 92604-3717 USA.

INVESTOR INFORMATION

All reports filed by the Company with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by the Company with the SEC at the SEC's public reference room located at 450 Fifth St., N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company also provides copies of its Forms 8-K, 10-Q, 10-K, Proxy, Annual Report and press releases at no charge to investors upon request and makes electronic copies of such reports and press releases available through its website at www.electronicgamecard.com as soon as reasonably practicable after filing such material with the SEC. Requests should be sent to the Company, attention: Chief Financial Officer and Secretary.

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document file under the Securities Act or Exchange Act.

BY ORDER OF THE BOARD OF
DIRECTORS

/s/ Linden J. Boyne
Linden J. Boyne, Secretary

5405 Alton Parkway, Suite A-353, Irvine, CA 92604-3717 USA
August 26, 2009

PROXY FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of ELECTRONIC GAME CARD, Inc., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Lord Steinberg, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on September 15, 2009, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal No. 1. To elect the following seven nominees as directors:

Lord Leonard Steinberg, Kevin B. Donovan, Anna Houssels, Thomas E. Schiff, Lee J. Cole, Paul D. Farrell, and Eugene Christiansen.

☐ FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

☐ WITHHELD for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal No. 2. To ratify the appointment of Mendoza Berger & Company, L.L.P. as independent auditors for the year ending December 31, 2008:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal No. 3. To ratify the Amended and Restated 2009 Equity Compensation Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated August 26, 2009 and the accompanying Proxy Statement relating to the Annual Meeting.

Dated:___________________________, 2009

Signature:_____________________________

Signature:_____________________________
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE

Appendix A

ELECTRONIC GAME CARD, INC.

Amended and Restated 2009 EQUITY COMPENSATION PLAN

(Amended and Restated Effective August 7, 2009)

The purpose of the Electronic Game Card Inc. Amended and Restated 2009 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Electronic Game Card Inc. (the “Company”) and its subsidiaries including Electronic Game Card Ltd, (ii) certain advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified options, share appreciation rights, restricted shares, dividend equivalent rights and cash awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The board of directors originally approved a 2009 Equity Compensation Plan effective January 8, 2009. This is an amendment and restatement of the original plan.

1.              Administration

(a)            Committee. The Plan shall be administered and interpreted by a committee of Directors appointed by the Board (the “Committee”). The Committee shall consist of two or more persons appointed by the Board, at least one of whom is a member of the Compensation Committee (if constituted) or any two members of the Board if in due course non-employee Directors are appointed to the Board then these outside directors shall be appointed to the Committee ( “outside directors” as defined under section 162 (m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and shall be “non-employee directors” as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(b)            Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) make all determinations with respect to any other matters arising under the Plan. Without limitation of the foregoing, the Committee shall have the authority to effect grants on terms affording any such individual treatment upon Reorganization or a Change of Control (in each case as defined herein) that differs from the treatment of grants generally upon such an event.

(c)            Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations, and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan. Determinations made by the Committee under the Plan need not be uniform as to similarly situated individuals.

2.              Grants

Awards under the Plan may consist of grants of (i) incentive stock options as described in Section 5 (“Incentive Stock Options”, (ii) performance shares as described in Section 6 (“Performance Shares”), (iii) dividend equivalent rights as described in Section 7 (“Dividend Equivalent Rights”), (iv) cash awards as described in Section 8 (“Cash Awards”) and restricted stock as described in Section 9 (“Restricted Shares”) (Hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the “Grant Instrument”) or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grant recipients (the “Grantees”).

3.              Shares Subject to the Plan

(a)         Shares Authorized. For the purpose of the Plan, a “Share” means one share of common stock of the Company, par value $.001. The aggregate number of Shares of the Company that may be issued or transferred under the Plan at any time shall be eight million (8,000,000). However, at the time of each new issuance during the term of this Plan of shares of common stock or securities convertible into shares of common stock (“Convertible Securities”) an additional number of Shares shall become available to be optioned and sold under the Plan so that the maximum aggregate number of Shares shall be equal to the lesser of (i) 12,000,000 Shares or (ii) 10% of the sum of the outstanding shares of common stock plus the number of shares of common stock issuable upon conversion or exercise of any outstanding convertible securities on such date, more commonly known as a fully diluted basis (without taking into account outstanding incentive equity grants to officers, directors, employees and consultants, whether or not issued under the Plan), provided that a reduction in total Shares outstanding shall not reduce the aggregate number of Shares of the Company that may be issued or transferred under the Plan. For purposes of the limitations that are contained in the preceding sentence on the maximum aggregate number of Shares that may be optioned and sold under this Plan, Shares that may be optioned and sold under the 2005 Equity Compensation Scheme of the Company or under any other plan or non-plan arrangement under which Shares of common stock may be optioned and sold as incentive compensation to any Service Provider shall be considered to be available for option and sale under this Plan. The maximum aggregate number of Shares that shall be subject to Grants made under the Plan to any individual during any calendar year shall be determined by the Committee shall not exceed 2,000,000 and such determination shall be made to comply with requirements of section 162 (m) of the Code. The Shares may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised, Restricted Shares, Performance Shares or Dividend Equivalent Rights are forfeited, the Shares subject to such Grants shall again be available for purposes of the Plan.

(b)         Adjustments. If there is any change in the number or kind of Shares outstanding (i) by reason of a dividend, spin-off, recapitalization, split or combination or exchange of Shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Shares of the Company as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Shares available for Grants, the maximum number of Shares that any individual participating in the Plan may be granted in any year, the number of Shares covered by outstanding Grants, the kind of Shares issued under the Plan, and the price per Share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Shares resulting from such adjustments shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive

4.              Eligibility for Participation

(a)         Eligible Persons. All employees of the Company, its parents and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Advisors who perform services to the Company or any of its parents or its subsidiaries (“Key Advisors”) may be eligible to participate in the Plan if the Key Advisors are natural persons who provide bona fide services to the Company, which services are not in connection with the offer or sale of securities in a capital-raising transaction and which services do not directly or indirectly promote or maintain a market for the Company’s securities.

(b)         Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of Shares subject to a particular Grant in such manner as the Committee determines.

5.              Options

(a)         Number of Shares. Subject to Section 6, the Committee shall determine the number of Shares that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors. Subject to the maximum number of shares available under the Plan pursuant to Section 3(a) and subject to adjustment as provided in Section 3(b), the maximum aggregate number of Shares that may be subject to Incentive Stock Options shall be 10% of issued common stock.

(b)         Type of Option and Price.

(i)	The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.
(ii) The purchase price (the “Exercise Price”) of Shares subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value (as defined below) of a Share on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns Shares representing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of grant.

(iii) “Fair Market Value” of a share on a particular date shall be the closing price of a Share, which shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of a Share on such exchange as reported in any newspaper of general circulation on the day of determination, (ii) if a Share is quoted on a system of automated dissemination of quotations of securities prices in common use, the last reported sale price of a Share on such exchange as reported in any newspaper of general circulation on the day of determination or, if the last sale price is not reported by such system, the mean between the closing high bid and low asked quotations for such day of a Share on such system or (iii) if neither clause (i) nor (ii) is applicable, the value determined by the Board taking into account all material information available with respect to the value of a Share, including, without limitation, the value of the tangible and intangible assets of the Company, the present value of its anticipated future cash flows, the market value of the stock or equity interests in other entities engaged in substantially the same business, recent arm’s length transactions involving the sale of a Share, and other relevant factors such as control premiums or discounts for lack of marketability.

(c)         Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(d)         Vesting and Exercisability of Options.

(i)           Vesting. Options shall vest in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the vesting of any or all outstanding Options at any time for any reason.

(ii)          Exercisability. Notwithstanding the foregoing, the Option may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Non-Employee Director or Key Advisor to exercise the Option as to any part of all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of (x) the original price or (y) the Fair Market Value of the Shares on the date of such repurchase, or to any other restriction the Committee determines to be appropriate.

(e)           Termination of Employment, Disability or Death.

(i)           Except as provided below and subject to the provisions of the Grant Instrument, an Option may only be exercised while the Grantee is an Employee, Key Advisor or member of the Board. In the event that a Grantee has a Termination of Service (as defined below) for any reason other than Disability (as defined below), death or Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date of such termination (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee has such a Termination of Service shall terminate as of such date.

(ii)          In the event the Grantee has a Termination of Service on account of a termination for Cause by the Company, unless otherwise determined by the Committee (x) any Option held by the Grantee shall terminate as of the date of such Termination of Service and (y) the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares.

(iii)         In the event the Grantee has a Termination of Service on account of Disability, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of the expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee’s Options, which are not otherwise exercisable as of the date of such Termination of Service, shall terminate as of such date.

(iv)        If the Grantee dies while an Employee, Key Advisor or member of the Board or within 90 days after the date on which the Grantee has a Termination of Service specified in Section 5(e)(i) above (or within such other period as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such death or Termination of Service (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee’s Options that are not otherwise exercisable as of the date shall terminate as of such date.

(v)         For purposes of the Plan:

(A)           “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that (1) the Grantee has breached his or her employment, service, non-competition, non-solicitation or other similar contract with the Company or its parent and subsidiary corporations, (2) has been engaged in disloyalty to the Company or its parent and subsidiary corporations, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, (3) has disclosed trade secrets or confidential information of the Company or its parents and subsidiary corporations to persons not entitled to receive such information or (4) has entered into competition with the Company or its parent or subsidiary Corporations. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining “Cause”, then such definition shall supersede the foregoing definition.

(B)           “Disability” shall mean a Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(C)           “Termination of Service” shall mean a Grantee’s termination of employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of the Plan, cessation of service as an Employee, Key Advisor and member of the Board shall not be treated as a Termination of Service if the Grantee continues without interruption to serve thereafter in another one (or more) of such other capacities) unless the Committee determines otherwise.

(f)           Exercise of Options.  A grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price.  The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) by delivering Shares owned by the Grantee for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and to avoid adverse accounting consequences to the Company (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; provided, that, for purposes of assisting a Grantee to exercise an Option, the Company may make loans to the Grantee or guarantee loans made by third parties to the Grantee, on such terms and conditions as the Committee may authorize.  The Grantee shall pay the Exercise Price at the time of exercise and shall satisfy the withholding tax requirements of Section 12.

6.           Performance Shares

(a)      General Requirements.  The Committee may grant Performance Shares (“Performance Shares”) to an Employee or Key Advisor.  Each Performance Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Shares, if performance goals established by the Committee are met.  The value of a Performance Share shall be based on the Fair Market Value of a Share as of the date of payment in respect of such Performance Share is to be made or on such other measurement base as the Committee deems appropriate.  The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Shares.

(b)      Performance Period and Performance Goals.  When Performance Shares are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goal applicable to the Shares (“Performance Goals”), if any, and such other conditions of the Grant as the Committee deems appropriate.  Performance Goals may relate to the financial performance of the Company or its operating shares, the performance of Shares, individual performance, or such other criteria as the Committee deems appropriate.

(c)      Payment with respect to Performance Shares.  At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Shares have been met and the amount, if any, to be paid with respect to the Performance Shares.  Payments with respect to Performance Shares shall be made in cash, in Shares, or in a combination of the two, as determined by the Committee.  Any fractional Performance Share shall be paid in cash.  Unless otherwise determined by the Committee, any Performance Shares with respect to which the Committee determines that the applicable Performance Goals or other conditions have not been met within the Performance Period shall be forfeited.

(d)      Requirement of Employment.  If the Grantee has a Termination of Service during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Shares shall be forfeited.  The Committee may, however, provide for complete or partial exceptions to this requirement, as it deems appropriate.

(e)      Restrictions on Transfer.  Rights to payments with respect to Performance Shares granted under the Plan shall not be subject to any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to benefits payable hereunder, shall be void.

(f)      Limited Rights.  Performance Shares are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan.  Each Grantee’s right in the Performance Shares is limited to the right to receive payment, if any, as may herein be provided.   The Performance Shares do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act 1974, as amended.  The right of any Grantee of Performance Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.  Nothing contained in the Plan shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company.  Except as may be provided in accordance with Section 9, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Performance Share.

7.           Dividend Equivalent Rights

(a)      General Requirements.  The Committee may grant Dividend Equivalent Rights to Employees, Non-Employee Directors and Key Advisors.  Each Dividend Equivalent Right shall represent the right to receive, either credits for or payments of, amounts based on the dividends declared on Shares, to be credited or paid as of the dividend payment dates, during the term of the Dividend Equivalent Right as determined by the Committee.  With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised.

(b)      Certain Terms.  Unless otherwise determined by the Committee, a Dividend Equivalent Right is exercisable or payable only while the Grantee is an Employee, member of the Board or Key Advisor.  Payment of the amount determined in accordance with Section 99A) shall be in cash, n Shares or a combination of the two, as determined by the Committee.  The Committee may impose such other terms conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Grant Instrument.

(c)      Dividend Equivalent Right with Other Grants.  The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Grants.  For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to an Option or with respect to a Performance Share, which right would consist of the right to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

(d)      Deferral.  The Committee may establish a program under which the payments with respect to Dividend Equivalent Rights may be deferred.  Such program may include, without limitation, provisions for the crediting of earnings and loses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

8.           Cash Awards

The Committee may grant Cash Awards to Employees, Non-Employee Directors and Key Advisors.  The cash payment due upon settlement of a Cash Award shall be based on the attainment of performance goals and shall be subject to such other conditions, restrictions and contingencies as the Committee shall determine as reflected by the terms of the Grant Instrument.

9.           Restricted Shares

    (a) Rights to Purchase. Restricted Shares may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan; provided, however that in no event may Restricted Shares be issued in any fiscal year of the Company for more than 10% of the total Shares available for issuance hereunder, in the aggregate, on the first day of such fiscal year. After the Committee determines that it will offer Restricted Shares under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to receive, the price to be paid (if any), and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Agreement in the form determined by the Committee.

    (b) Other Provisions. The Restricted Stock Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

    (c) Rights as a Stockholder. Once the offer of Restricted Shares is accepted, the Grantee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase or receipt is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the offer of Restricted Shares is accepted, except as provided in Section 13 of the Plan.

10.         Qualified Performance-Based Compensation

(a)      Designation as Qualified Performance-Based Compensation.  The Committee may determine that Restricted Shares, Performance Shares and Cash Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code.  The provisions of this Section 11 shall apply to Performance Shares and Cash Awards that are intended to be “qualified performance-based compensation” under Section 162(m) of the Code.

(b)      Performance Goals.  When Performance Shares or Cash Awards that are intended to be “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for amounts to be paid under the Performance Shares or Cash Awards as applicable, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid in the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, Disability, other Termination of Service or Reorganization, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code and the Treasury regulations thereunder.  The performance goals may relate to the Employee’s individual performance or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria:  Share price, earnings per Share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, share volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestiture.

(c)      Establishment of Goals.  The Committee shall establish the performance goals in accordance with Section 11(b) in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required of permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation”, including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals had been met.  The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(d)      Maximum Payment.  If Performance Shares measured with respect to the Fair Market Value of Shares, are granted pursuant to this Section 11, not more than 250,000 Shares may be granted to an Employee as Performance Shares for any Performance Period.  If Cash Awards, or Performance Shares measured with respect to criteria other than the Fair Market Value of Shares, are granted pursuant to this Section 11, the maximum amount that may be paid to an Employee under such Cash Awards or Performance Shares with respect to a Performance Period is $200,000.

(e)      Performance Certification.  The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period.  If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Performance Shares, or Cash Awards made pursuant to this Section 11 for the Performance Period shall be forfeited.

11.         Withholding of Taxes

(a)      Required Withholding.  The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding (including all federal, stage, and local taxes) determined by the Committee to be required by law.  Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Grantee to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary t satisfy the Company’s obligation to withhold federal, state or local income or other taxes, incurred by reason of (i) the exercise of any Option (ii) the receipt of a payment in respect of Performance Shares, Dividend Equivalent Rights or Cash Awards or (iii) any other applicable income recognition event (for example, an election under Section 84(b) of the Code).  Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable options, Performance Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the option (ii) the lapsing of restrictions of any Performance Share or Dividend Equivalent Rights.

(b)      Election to Withhold Shares.  If the Committee so permits, a Grantee may make a written election to satisfy the Company’s income tax withholding obligation with respect to an Option, Performance Shares or Dividend Equivalent Rights paid in Shares by having Shares withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares (not subject to restrictions hereunder).  In the event that the Committee permits and Grantee makes such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.  Where the exercise of an Incentive Stock Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such restrictions as it deems necessary or appropriate.  The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

12.         Transferability of Grants

(a)      In General.  Except as provided in Section 13(b), only the Grantee may exercise rights under a Grant during the Grantee’s lifetime.  A Grantee may not transfer those rights except by will or by the laws of descent and distribution.  When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights in accordance with the terms of the Plan.  A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)      Transfer of Nonqualified Options.  Notwithstanding the foregoing, the Committee may provide a Grant Instrument that a Grantee may transfer Nonqualified Options to family members or other persons or entities according to such terms as the Committee may determine where the Committee determines that such transferability does not result in accelerated federal income taxation; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

13.         Reorganization of the Company

(a) Reorganization.  As used herein, a “Reorganization” shall be deemed to have occurred if the stockholders of the Company approve (or, if stockholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, Shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote) (a “Merger Reorganization”), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

(b)      Assumption of Grants.  Upon a Merger Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options that are not assumed by, or replaced with comparable options or rights by, the surviving corporation shall become immediately exercisable.  Upon a sale or other disposition of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company, the Committee may determined, but shall not be required to determine, that all outstanding Options shall become immediately exercisable.

(c)      Other Alternatives.  Notwithstanding the foregoing, in the event of a Reorganization, the Committee may take one or both of the following actions: the Committee may (i) require the Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options as applicable, or (ii) after accelerating all vesting and giving Grantees an opportunity to exercise their outstanding Options  terminate any or all unexercised Options.  Such surrender or termination shall take place as of the date of the Reorganization or such other date as the Committee may specify.

(d)      Limitations.  Notwithstanding anything in the Plan to the contrary, in the event of a Reorganization, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 14(b)) that would make the Reorganization ineligible for pooling of interests accounting treatment or that would make the Reorganization ineligible for desired tax treatment if, in the absence of such right the Reorganization would qualify for such treatment and the Company intends to use such treatment with respect to the Reorganization.

14.         Change of Control of the Company

(a)          Definition.  As used herein, a “Change of Control” shall be deemed to have occurred if:

(i)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board;

(ii)          Any person has commenced a tender offer or exchange offer for a majority of the voting power of the then outstanding Shares of the Company except where the tender offer is approved by the Board; or

(iii)          Within any period of 24 consecutive months, a change in composition of the Board occurs such that individuals who, immediately prior to such period, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least as majority of the Board, provided that any individual who becomes a member of the Board during such period whose election or nomination for election was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be pursuant to this proviso) shall be considered as through such individuals were a member of the Incumbent Board, provided further that any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of such individual shall not be so considered as a member of the Incumbent Board.

(b)           Notice and Acceleration.  Upon a Change of Control, to the extent the Committee in its sole discretion determines, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, (iii) Grantees holding Performance Shares shall receive a payment in settlement of such Performance Shares, in an amount determined by the Committee, based on the Grantee’s target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

(c)           Other Alternatives.  Notwithstanding the foregoing, subject to Section (d) 14 below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options , as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate.  Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(d)           Committee.  The Committee making the determinations under this Section 14 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the provisions of clauses (i) through (iv) of Section 14(b) above shall automatically apply in the case of such a Change of Control, and the Committee shall not have discretion to vary them.

(e)           Limitations.  Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 14(c) above) that would make the Change of Control ineligible for pooling of interest accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

15.          Requirements for Issuance or Transfer of Shares

Limitations on Issuance or Transfer of Shares.  No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions.  Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders, registration and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

16.          Amendment and Termination of the Plan

(a)           Amendment.  The Board may amend or terminate the Plan at any time; provided that the Board may not make any amendment to the Plan that would if such amendment were not approved by the stockholders of the company, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the stockholders is obtained.

(b)           Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(c)           Termination and Amendment of Outstanding Grants.  A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the amendment is required in order to comply with applicable law.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.  Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)           Governing Document.  The Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

17.          Funding of the Plan

The Plan shall be unfunded.   The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.  In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

18.          Rights of Participants

Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted a Grant under the Plan.  Neither the Plan not any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

19.           No Fractional Shares

No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.          Headings

Section headings are for reference only.  In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

21.          Effective Date of the Plan

The Plan shall be effective on January 8, 2009.

22.          Miscellaneous

(a)           Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan; provided, that the total number of Shares issuable upon exercise of all outstanding options shall not exceed 30% of the then outstanding Shares of the Company unless approved by a two-thirds vote of the stockholders.   Without limiting the foregoing, the Committee may make a Grant to an employee or another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted share grant made to such employee by such corporation.  The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives.  The Committee shall prescribe the provisions of the substitute grants.

(b)           Compliance of Law.  The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may, in its sole discretion, agree to limit its authority under this Section 23(b).

(c)           Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Instrument issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Nevada.